UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

American Battery Technology Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Battery Technology Company

100 Washington Street, Suite 100

Reno, NV 89503

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 13, 2025

September 19th, 2025

Dear Shareholders:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of American Battery Technology Company (“we,” “us” or the “Company”), on November 13, 2025, beginning at 12:00 p.m. Pacific Time, for the following purposes:

1.	To elect five directors to the Company’s Board of Directors (the “Board”) to serve until their respective successors are duly elected and qualified; and

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2026.

The Annual Meeting will be a virtual meeting of shareholders.

You may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/ABTC2025. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

The Board has fixed September 15, 2025, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, 118,046,888 shares of the Company’s common stock were issued and outstanding. The presence, virtually or by proxy, of the holders of at least 33 1/3 percent of the Company’s outstanding shares of capital stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.

We will be using the “Notice and Access” method of providing proxy materials to you via the internet. On or about October 3, 2025, we will mail to our shareholders a Notice of Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and vote electronically via the internet. This Notice also contains instructions on how to receive a printed copy of your proxy materials. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting.

You may vote over the internet, as well as by telephone or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. Please review the instructions for each of your voting options described in the Proxy Statement, as well as in the Notice you will receive in the mail.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible by internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, or, if you request to receive printed proxy materials, your enclosed proxy card. Please note that shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Sincerely,

Ryan Melsert, Chief Executive Officer

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IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to

Shareholders are available at www.proxyvote.com

PROXY STATEMENT

Our Board of Directors (the “Board”) has made this Proxy Statement and related materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of American Battery Technology Company (“we,” “us,” “American Battery,” or the “Company”) to be held online on November 13, 2025, beginning at 12:00 p.m. Pacific Time, and at any postponements or adjournments of the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

This Proxy Statement is furnished to the shareholders of the Company beginning October 3, 2025, in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting that will be held virtually on November 13, 2025, beginning at 12:00 p.m. Pacific Time, or at any postponements thereof.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be online and will be a completely virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/ABTC2025. This decision was made based on our desire to facilitate participation of shareholders in the Annual Meeting wherever they may be located.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form.

The internet address to attend and vote at the Annual Meeting is

www.virtualshareholdermeeting.com/ABTC2025

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. We recommend that you log in at least fifteen minutes before the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the securities and exchange commission, we are providing access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners as of the record date. The mailing of the Notice to our shareholders is scheduled to begin on or about October 3, 2025. All shareholders will have the ability to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), on a website referred to in the Notice or to request to receive a printed set of the proxy materials and the Annual Report. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. Shareholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis.

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How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how you can:

●	View our proxy materials for the Annual Meeting and our Annual Report on the internet; and
●	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. Shareholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis. If you choose to receive future proxy materials by email, you will receive an email prior to our next shareholder meeting with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the notice of 2025 Annual Meeting of Shareholders that accompanies this proxy statement. These include:

●	To elect five directors to the Board to serve until their respective successors have been elected and qualified (the “Election of Directors Proposal”);

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2026 (the “Auditor Ratification Proposal”).

How does the Board recommend that I vote?

The Board named in this proxy statement recommends a vote:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal; and

●	To transact any other business that may properly come before the meeting.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on September 15, 2025 (the “record date”), you are entitled to vote at the meeting. As of the record date, 118,046,888 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share on all matters properly brought before the Annual Meeting. Holders of record of shares of common stock will vote on the Authorized Share Amendment Proposal as a single class.

Therefore, a total of 118,046,888 votes are entitled to be cast at the meeting with respect to the election of each of the five directors and with respect to the Auditor Ratification Proposal.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The holders of at least 33 1/3 percent of the Company’s outstanding shares of capital stock as of the close of business on the Record Date, represented either in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

What if I do not specify a voting choice for a proposal when returning a proxy?

Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Board. The Board recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

How are proxies solicited and what is the cost?

The Company will bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company and printing, filing and mailing this proxy statement.

Additionally, some of our directors, officers and regular employees may solicit proxies on behalf of the Company personally or by telephone, letter, facsimile or email. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will request brokers, custodians, nominees and other record holders to forward copies of this proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse these holders for their reasonable out-of-pocket expenses.

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How do I vote my shares by proxy?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	through the internet, by following the instructions provided in the proxy card;

●	by telephone, by following the instructions provided in the proxy card; or

●	by completing, signing and dating the proxy card and returning it in the envelope provided.

If you hold shares beneficially in street name, you may also vote by proxy over the internet by mail or by telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

What does it mean if I receive more than one proxy card or voting instruction card?

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

What vote is required for the proposals to be approved?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Proposal	Vote Required	Abstentions and Broker Non-Votes, if any
1	Election of Directors Proposal	Directors shall be elected by a plurality of the votes of the shares, present in person or represented by proxy, and entitled to vote. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast in person or by proxy) will be elected as directors.	Abstentions and broker non-votes will not count as votes cast on the proposal and will therefore not affect the outcome of the vote.

2	Auditor Ratification Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and present in person or represented by proxy, at the meeting.

Abstentions will not count as votes cast on the proposal and will therefore not affect the outcome of the vote.

Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon, therefore there will not be broker non-votes with respect to this proposal.

How are votes counted and what is a “broker non-vote”?

Shareholders may either vote FOR or WITHHOLD authority to vote on each nominee in the Election of Directors Proposal. Shareholders may vote FOR, AGAINST or ABSTAIN on Auditor Ratification Proposal.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you WITHHOLD authority to vote for one or more directors, or if you ABSTAIN from voting on any of the other proposals, it will have the effect noted in the table above.

A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the Annual Meeting will be deemed present at the Annual Meeting for purposes of determining whether the necessary quorum exists, but will not be considered entitled to vote on the nonroutine proposals.

We understand that Proposal 2 is considered a “routine” proposal under the applicable rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on such proposals, even if the broker or other nominee does not receive voting instructions from you. With respect to Proposal 1 your broker or nominee may not vote your shares without receiving voting instructions from you.

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What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares:

●	FOR the election of each of the Board’s nominees: Ryan Melsert, Elizabeth Lowery, Susan Yun Lee, D. Richard (Rick) Fezell and Lavanya Balakrishnan; and

●	FOR the Auditor Ratification Proposal.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board, or, if there is no recommendation, at their own discretion.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy by (i) following the instructions on the Notice and entering a new vote by telephone or over the internet up until 11:59 p.m., Eastern Time on November 12, 2025, (ii) attending the Annual Meeting and voting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy) or (iii) entering a new vote by mail. Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the holding of the vote at the Annual Meeting at 12:00 p.m., Pacific Time, on November 13, 2025. Such written notice of revocation or subsequent proxy card should be sent to the Company’s principal executive offices at 100 Washington Street, Suite 100, Reno, NV 89503, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

How can a shareholder get a copy of the Company’s 2025 Form 10-K?

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended June 30, 2025, including the consolidated financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary, 100 Washington Street, Suite 100, Reno, NV 89503. Our Form 10-K is also available on our website in the “Investor Relations—SEC Filings” section of our website at www.americanbatterytechnology.com. The information contained on our website, and any references to our website in this Proxy Statement, is not incorporated by reference in, or considered part of, this Proxy Statement.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS proposAL

Overview

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a Board with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:

(1) The appropriate size of the Board;

(2) The Company’s needs with respect to the particular talents and experience of its directors; and

(3) The knowledge, skills, and experience of nominees, including experience in technology, business, finance, administration, and/or public service.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating Committee’s policy is to not re-nominate that member for reelection. The Nominating Committee identifies the desired skills and experience of a new nominee, and then uses its network and external resources to solicit and compile a list of eligible candidates.

We do not have a formal policy concerning shareholder recommendations of nominees for director to the Nominating Committee. The absence of such a policy does not mean, however, that such recommendations will not be considered. Shareholders wishing to recommend a candidate may do so by sending a written notice to the Nominating Committee, Attn: Chairman, American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate.

There are no arrangements or understandings between any of our directors, nominees for directors, or officers, and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee, or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Our Nominating Committee currently consists of Elizabeth Lowery, Lavanya Balakrishnan, and Susan Yun Lee, with Ms. Lowery serving as the chairman.

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The Nominating Committee has recommended, and the Board has nominated, Ryan Melsert, Elizabeth Lowery, Susan Yun Lee, Rick Fezell, and Lavanya Balakrishnan as nominees for election as members of our Board at the 2025 Annual Meeting for a period of one year or until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. At the 2025 Annual Meeting, five directors will be elected to the Board. The following table sets forth the nominees for directors on the Board. Certain biographical information about the nominees as of the record date can be found above in the section titled “Directors and Officers.”

Name	Age	Position	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee	Director since

Ryan Melsert	43	CEO, CTO, Director				2020
Elizabeth Lowery	69	Director	*	*	C	2022
Susan Yun Lee	45	Director		C	*	2024
Rick Fezell	65	Chairman of the Board, Director	C	*		2022
Lavanya Balakrishnan	42	Director	*	*	*	2025

C Chair

* Member

Qualification of Directors

The Nominating Committee believes that each of the directors named above has the necessary qualifications to be a member of the Board. The Nominating Committee believes that each director brings a strong background and skill set to the Board, giving the Board as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

Vote Required and Recommendation of the Board

Directors are elected by plurality of the votes cast at the Annual Meeting. If a quorum is present and voting at the Annual Meeting, the five nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “FOR” the election of each of the nominees named above.

Only votes “FOR” will affect the outcome. Broker non-votes and withheld votes will have no effect on this proposal, as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE BOARD’S DIRECTOR NOMINEES AS DESCRIBED UNDER THIS PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

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CORPORATE GOVERNANCE AND BOARD MATTERS

Name	Age	Positions
Ryan Melsert	43	CEO, CTO, Director
Susan Yun Lee[2,3]	45	Director
Rick Fezell[1,3]	65	Chairman, Director
Elizabeth Lowery[1,2,3]	69	Director
Lavanya Balakrishnan[1,2,3]	42	Director
Jesse Deutsch	61	Interim Chief Financial Officer
Scott Jolcover	74	Chief Resource Officer
Steven Wu	36	Chief Operating Officer

1)	Member of Audit Committee
2)	Member of Nomination & Governance Committee
3)	Member of Compensation Committee

Ryan Melsert, CEO, CTO, Director

Mr. Melsert, age 43, is the CEO, CTO, and Director at American Battery Technology Company, overseeing all aspects of the Company’s battery metal extraction and lithium-ion battery recycling divisions. Mr. Melsert specializes in the development and scale-up of highly innovative first-of-kind systems. This development process consists of fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial-scale systems. Joining the Company in September 2019, Mr. Melsert has been accelerating the development and implementation of the Company’s proprietary battery metal extraction technologies and battery recycling programs with the planning and construction of a multi-functional facility.

From May 2015 to March 2019 Mr. Melsert worked at Tesla as one of the founding members of the battery manufacturing Gigafactory design team, and subsequently as an R&D Manager for the Battery Materials Processing group. He founded and led this cross-functional team of mechanical and chemical engineers who implemented first-principles design to develop novel first-of-kind systems for the extraction, purification, and synthesis of precursor and active battery materials. This development scope included the fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial scale systems for the processing of battery materials. During this time Mr. Melsert was awarded 5 different patents. From April 2013 to May 2015, Mr. Melsert served as R&D Manager, Advanced Energy & Transportation Technologies for Southern Research where he led a project team of 5-10 chemical/mechanical engineers in fundamental design of first-of-kind systems throughout energy systems field. While there Mr. Melsert wrote and won several DOE grants in addition to winning the company-wide “Invention of the Year” 2015, presented at ARPA-E Innovation Summit. His education includes an MS in Mechanical Engineering and an MBA from Georgia Tech awarded in 2007 and 2011, respectively, and a BS in Mechanical Engineering with Minors in Engineering Mechanics, French, and International Studies from Penn State University awarded in 2004.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Melsert (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Melsert was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

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Susan Yun Lee, Director

Ms. Lee, age 45, advises select foundations, families, and institutions on investment strategy, structure, policies, and governance. She is a multi-asset class investor with experience investing in funds private companies, public stocks, options, and derivatives across public equities, private equity, venture capital, real assets, credit, fixed income, and hedge fund strategies.

Currently, Ms. Lee serves as the Chief Investment Officer for the Clif Family Foundation and Partner at White Road Capital, a single family office. Previously, she managed investment assets for The Broad Foundations and family office. Earlier, Ms. Lee built and led a private equity, private credit, and venture capital investment practice and advised endowments and foundations on overall portfolio asset allocation and implementation strategies as a Partner at Angeles Investment Advisors. She has also made direct investments in private companies and worked with portfolio companies on growth and capital financings as a private equity investor at Black Canyon Capital and Vintage Capital Partners. Earlier in her career, Ms. Lee developed and implemented strategy at Fortune 500 companies while at Bain & Company and The Walt Disney Company.

Ms. Lee has an M.B.A from Harvard Business School where she earned honors and was a Toigo Fellow. She graduated with a B.A. in economics from Stanford University, Phi Beta Kappa and with multiple awards. Ms. Lee serves as an independent board director for Crescent Capital and American Battery Technology and serves on the investment committee of the Library Foundation.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lee (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Lee was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Rick Fezell, Chairman of the Board

Spanning a distinguished 35-year career as a former auditor, senior partner, and Vice Chairman at Ernst & Young (EY), Mr. Fezell, age 65, held multiple leadership roles at the industry, regional, and executive committee levels for EY, providing deep knowledge of financial reporting, risk management, and market-leading growth strategies to large public multinationals as well as emerging growth and newly public companies.

He was Vice Chair and Managing Partner of the firm’s Central Region, responsible for a $3 billion business across all service lines that included over 7,000 professionals in 17 offices. While serving as the Americas Vice Chair for Markets, Mr. Fezell oversaw growth for a $15 billion practice. Prior to his retirement from EY in 2020, Mr. Fezell served as the Americas Leader for EY’s alliance with Microsoft, at the forefront of transformation and digitalization and responsible for product development, investment allocations and joint go-to-market strategies to help drive digital platform services growth at both EY and Microsoft.

Mr. Fezell has served on the board of many community and higher education organizations including The United Way, the Civic Committee of The Commercial Club of Chicago, the Markkula Center for Applied Ethics at Santa Clara University, the Orfalea School of Business at Cal Poly San Luis Obispo and Perspectives Charter Schools in Chicago. He is a CPA and graduate of Westminster College in Pennsylvania.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Fezell (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Fezell was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

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Elizabeth Lowery, Director

Elizabeth Lowery, age 69, is a Senior Advisor, Sustainable Finance and ESG with ERM, a sustainability consulting firm. She is also a Senior Executive Advisor with GI Partners and Piva. She was formerly the Managing Director of Sustainability and ESG at TPG. Ms. Lowery joined TPG after a 20-year career with General Motors Company where she was a member of GM’s Senior Leadership Group as Corporate Vice President, Environment, Energy & Safety Policy and Secretary to the Public Policy Committee of the GM Board of Directors. She also served as General Counsel for GM—North America.

Ms. Lowery has held various executive positions, including Senior Knowledge Leader and a Principal of GreenOrder at LRN, where she was focused on working with global enterprises to develop sustainability strategies and initiatives. She was also a partner at Honigman Miller Schwartz and Cohn and a law clerk to Michigan Supreme Court Justice G. Mennen Williams. She has served on several non-profit boards including the World Environment Center, InForum Center for Leadership, Keystone Center and the Alliance for Automobile Manufacturers. Her primary responsibilities within TPG included leading the Sustainability and ESG program development, strategy and deployment across the Firm, engaging with portfolio companies to build sustainable businesses, and assisting deal teams on due diligence matters. Ms. Lowery was a member of the PRI Private Equity Advisory Committee, and she is currently a Board Member of Denali Water Solutions, Keter Environmental Services, Sagard Holdings, and American Battery Technology Company. She is also a member of the Caesars Entertainment CSR External Advisory Board and on the Corporate Eco Forum Advisory Board. She graduated Magna Cum Laude with a Juris Doctorate from Wayne State University and a B.B.A from Eastern Michigan University.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lowery (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Lowery was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

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Lavanya Balakrishnan, Director

Lavanya Balakrishnan, age 42, is a senior financial executive with over two decades of experience in corporate finance, strategic and financing advisory, mergers and acquisitions and credit risk management across the energy sector.

She currently serves as Vice President of Credit at Constellation Energy, where she leads the wholesale and retail credit functions. In this role, she is responsible for credit strategy and execution across the enterprise, ensuring alignment with balance sheet priorities, risk management frameworks, and long-term business objectives. She also serves on Constellation’s Finance Leadership Team, contributing to strategic direction-setting for the company’s Finance organization.

Prior to joining Constellation, Lavanya spent 17 years at Morgan Stanley as a Managing Director in the Global Power, Utilities and Renewables Group. There, she advised a broad spectrum of clients, including U.S. and Canadian power and utility companies, as well as wind, solar, and battery storage developers. Her work spanned M&A, financing and strategic advisory, IPOs, equity and debt issuances, and shareholder activism and defense. She played a key role in originating and executing some of the firm’s most complex transactions, and advised clients on capital structure, investor messaging, and market positioning. Lavanya also led Morgan Stanley’s client engagement on sustainability and energy transition themes, helping to expand the firm’s leadership in this evolving space.

Lavanya holds a B.A. in Economics from Smith College, where she graduated cum laude and was recognized as a First Group Scholar. She earned her MBA from Harvard Business School.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Balakrishnan (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Balakrishnan was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Jesse Deutsch, Interim Chief Financial Officer

Jesse Deutsch, age 61, has over 25 years of finance experience in world-class multinational corporations in the U.S. and abroad. He led several businesses through transformative high-growth phases and has completed more than 75 M&A transactions with strategic partners. He joined the Company with nearly 20 years serving in the role as Chief Financial Officer with global brands such as Kraft Foods and Aramark Inc., and over the course of his tenure has served in executive financial leadership roles at companies such as Visa, and Philip Morris. Mr. Deutsch has in-depth experience in establishing transformative finance processes and has led large systems implementations. He has an MBA from New York University and a Bachelor of Science in economics from The Wharton School of the University of Pennsylvania.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Deutsch (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Deutsch was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Scott Jolcover, Chief Resource Officer

Mr. Jolcover, age 74, has development expertise spanning five decades including expertise in construction, mining and land development, water resource, claims management, economic and environmental solutions. Prior to joining the Company, he served as the Director of Development and General Site Manager for Comstock Mining Inc., where he managed all commercial transactions, including land, water and other major capital expenses and acquisitions and served two years on their board of directors. Other roles include President and CEO for Virginia City Ventures, which established the Comstock Gold Mill and partnered with the Tri-County Railway Commission. Mr. Jolcover has board and leadership roles with Nevada Works; Northern Nevada Development Authority (NNDA), Design and Construction Committee; and a 20-year relationship with Virginia City Tourism Commission (VCTC), including Chair and Vice-Chair roles.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Jolcover (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Jolcover was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Steven Wu, Chief Operating Officer

Mr. Wu, 36, is an industry expert in the scale up of manufacturing operations and has extensive, direct experience in the automotive and technology sectors serving at global companies such as Rivian, Nuro, Uber, and Apple. He leads the scale up of the Company’s internally developed technologies within the critical battery materials manufacturing space, the building of organizational and operational structures, the driving of operational efficiency, and the setting and achieving of strategic milestones. He previously served as the Director of Product, Programs, Systems, and Triage for Rivian Automotive, Inc., and before that was the Head of New Product Introduction, Manufacturing, and Quality & Strategic Partnerships at Nuro, Inc. Mr. Wu has a degree in Electrical and Computer Engineering from Rutgers University.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Wu (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Wu was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Board and Shareholder Meetings and Attendance

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its shareholders. The entire Board selects, evaluates, and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.

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Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, subject to prior death, resignation, or removal. The Company encourages, but does not require, directors to attend annual meetings of shareholders. During the year ended June 30, 2025, the Board held 4 meetings.

Board Composition and Election of Directors

On March 22, 2022, our Board established three standing committees – an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee – each of which operates under a charter that has been approved by our Board.

Independent Directors

We are currently traded on The Nasdaq Capital Market, and our Board has determined that Elizabeth Lowery, Susan Yun Lee, Rick Fezell, and Lavanya Balakrishnan are all independent directors in accordance with the listing requirements of Nasdaq. Nasdaq’s independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Ryan Melsert is not an independent director within the meaning of Section 5605 of Nasdaq. There are no family relationships among any of our directors or executive officers.

Audit Committee

Our Audit Committee consists of Rick Fezell, Elizabeth Lowery, and Lavanya Balakrishnan, with Mr. Fezell serving as the chairman. Our Board has determined that Mr. Fezell is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as required, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

During the year ended June 30, 2025, the Audit Committee held 4 meetings in person or through conference calls. The Audit Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/governance.

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Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting pronouncements.

The Audit Committee reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee met with KPMG LLP to discuss the overall scope of its services, and the overall quality of the Company’s financial reporting. KPMG LLP, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with KPMG LLP were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

The Audit Committee and the Board have recommended, that the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2026, be submitted as a proposal at the Annual Meeting.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board amendments to the charter as it may deem necessary or appropriate.

Respectfully submitted,

The Audit Committee of the Board:
Rick Fezell (Chairman)
Elizabeth Lowery Lavanya Balakrishnan

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Committee

Our Compensation Committee consists of Susan Yun Lee, Rick Fezell, Lavanya Balakrishnan, and Elizabeth Lowery, with Susan Yun Lee serving as the chairman. The functions of the Compensation Committee include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
●	reviewing and recommending that our Board approve the compensation of our directors;
●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

During the year ended June 30, 2025, the Compensation Committee held 4 meetings in person or through conference calls. The Compensation Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee will be a current or former executive officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the Board or Compensation Committee of any company that has one or more of its executive officers serving as a member of our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating Committee consists of Elizabeth Lowery, Lavanya Balakrishnan, and Susan Yun Lee, with Ms. Lowery serving as the chairman. The functions of the nominating and governance committee include:

●	identifying and recommending candidates for membership on our Board;
●	including nominees recommended by shareholders;
●	reviewing and recommending the composition of our committees;
●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
●	making recommendations to our Board concerning governance matters.

The Nominating Committee also annually reviews the Nominating Committee charter and the committee’s performance. During the year ended June 30, 2025, the Nominating Committee held 4 meetings in person or through conference calls.

The Nominating Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/.

Board Leadership Structure

The Board currently consists of five directors. We have separated the positions of Chairman and Chief Executive Officer. We believe that this structure is appropriate at this time. We believe that having a non-executive Chairman of the Board is in the best interests of the Company and shareholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role. Our Board has designated Mr. Fezell as its Chairman and Lead Independent Director. Our Board believes that Mr. Fezell’s strong leadership qualifications, among other factors, contribute to his ability to fulfill the role effectively.

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Board’s Role in Risk Management

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our management is responsible for day-to-day management of risk. The Board regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity, operations and oversees our management of financial and cybersecurity risk exposures and the steps our management has taken to monitor and control such exposure. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating Committee reviews compliance with external and internal policies, procedures and practices consistent with the Company’s charter and Amended and Restated Bylaws.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and members of our management team about such risks. Matters of significant strategic risk and enterprise-wide risk exposures are considered by our Board as a whole. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Communications with our Board of Directors

Shareholders seeking to communicate with members of the Board should submit their written comments to American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, Attn: Secretary. The Secretary will forward such communications to each member of the Board; provided that, if in the opinion of our Secretary, it would be inappropriate to send a particular shareholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the Board, as applicable.

Code of Ethics and Business Conduct

The Company has adopted a Code of Conduct, which is available, free of charge, on our website at https://americanbatterytechnology.com/.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy is available, free of charge, on our website at https://americanbatterytechnology.com/, and prohibits our directors, officers and employees and any entities they control from engaging in transactions in publicly traded options related to the Company’s equity securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

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Corporate Governance

Our Related Persons Transaction Policy, Audit Committee Charter, Compensation Committee Charter, Nominations and Corporate Governance Committee Charter, and other relevant documents are available, free of charge, on our website at https://americanbatterytechnology.com/.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Board Composition

Our Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	Personal and professional integrity, ethics and values;
●	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
●	Experience as a board member or executive officer of another publicly-held company;
●	Strong finance experience;
●	Expertise and experience in substantive matters pertaining to our business relative to other board members;
●	Background and perspective, including, but not limited to, with respect to age, place of residence and specialized experience;
●	Experience relevant to our business industry and with relevant social policy concerns; and
●	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its array of experience in these various areas.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Years Ended June 30	Salary ($)	Bonus ($)	Stock Award Grant Date Fair Value ($)(a)	Warrant / Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ryan Melsert	2025	425,000	—	573,997	600,000	—	—	—	1,598,997
Chief Executive Officer (1)	2024	425,000	—	1,651,075	1,486,408	—	—	—	3,562,483
Steven Wu	2025	300,000	12,375	555,110	75,000	—	—	—	942,485
Chief Operating Officer (2)	2024	—	—	—	—	—	—	—	—
Andres Meza Former Chief Operating Officer	2024	275,000	—	1,118,906	526,559	—	—	—	1,920,465
Jesse Deutsch	2025	280,000	36,550	54,776	50,000	—	—	—	421,326
Interim Chief Financial Officer	2024	250,000	—	—	—	—	—	—	250,000
Scott Jolcover	2025	240,000	81,900	89,108	100,000	—	—	—	511,008
Chief Resource Officer (3)	2024	240,000	40,000	684,025	225,009	—	—	—	1,189,034

(1)	Ryan Melsert was appointed as the Chief Executive Officer of the Company on August 27, 2021. The compensation disclosed above reflects amounts earned in his roles both as a board member and officer of the Company. Pursuant to his employment agreement as Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert is entitled to receive an annual salary of $425,000. Mr. Melsert is also eligible to receive performance-based bonuses tied to specific strategic milestones at 75% of his annual salary, $1,000,000 in RSUs and $3,000,000 in warrants with a five-year expiration and exercise price as calculated by Black-Scholes at the time of the grant. The performance-based bonuses will be pro-rated according to the specific weight of each milestone. Additionally, Mr. Melsert may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

(2)	On October 9, 2024 the Company entered into an Offer Letter (the “Offer Letter”) with Steven Wu pursuant to which Mr. Wu became an at-will employee of the Company. Pursuant to the Offer Letter, Mr. Wu is entitled to receive an annual base salary of $300,000. Mr. Wu is eligible to receive a one-time signing bonus of restricted stock units equal to $500,000 divided by the 20-day trailing volume-weighted average price prior to prior to the Effective Date (August 25, 2024) of the agreement, subject to 4-year vesting schedule. Mr. Wu received 482,842 of restricted stock units for the one-time signing bonus. Additionally, subject to approval by the Board, and upon achieving certain performance milestones, Mr. Wu is eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary and (ii) RSUs equal to $750,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, and $1,500,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes as of August 25, 2024.

(3)	Pursuant to his employment agreement as Chief Resource Officer, Scott Jolcover is entitled to receive an annual salary of $240,000. In addition, subject to approval by the Board, and upon achieving certain performance milestones, Mr. Jolcover is eligible to receive bonus equity compensation of (i) bonus cash set at 75% of his base salary; (ii) $300,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $500,000 worth of warrants with a three-year expiration of a quantity and exercise price as calculated by Black-Scholes. Mr. Jolcover’s bonus equity compensation awards will vest 1/12th quarterly beginning on the last quarter following the issuance of the award until fully vested. Additionally, Mr. Jolcover may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

(4)	The amounts reported in this column represent grant date fair values of restricted stock unit grants computed in accordance with FASB ASC Topic 718 and stock option grants determined using the Black Scholes option pricing model, excluding any forfeiture reserves, in accordance with FASB ASC Topic 718. The assumptions used to determine fair value of the stock option grants for 2025 are:

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Life
Ryan Melsert	2025	0.00%	4.02%	132.21%	5.72 Years
Steven Wu	2025	0.00%	4.02%	132.21%	5.72 Years
Scott Jolcover	2025	0.00%	4.02%	132.21%	5.72 Years

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Equity Awards and Material Non-Public Information

Generally speaking, the Company has historically granted annual equity awards to eligible employees using a predetermined methodology and schedule. Annual grants for eligible employees have traditionally occurred during the second quarter of the fiscal year, corresponding to the release of performance reviews. Additionally, annual grants specific to Executive Officers pursuant to the terms of their employment agreements have historically occurred at the Compensation Committee’s scheduled meeting in early September or when a bonus equity milestone is achieved and recognized by the Board. Special grants, including in connection with the hiring or promotion of an officer, can be made at other times.

Neither the Compensation Committee nor the Board times the disclosure of material non-public information, or the timing of equity award grants, for the purpose of affecting the value of executive compensation.

Outstanding Equity Awards at Fiscal Year-End

Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Awards ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Ryan Melsert	01/02/2025	-	-	-	-	-		-	-	41,848	67,794
Chief Executive Officer, Chief Technology Officer (1)	12/03/2024			79,958	4.33	346,219	12/02/2033

	12/01/2024	-	-	-	-	-		-	-	225,000	364,500
	10/04/2024	-	-	-	-	-		-	-	21,950	35,559
	04/06/2024	-	-	71,969	4.33	311,625	04/05/2029	-	-	-	-
	03/31/2024	-	-	-	-	-		-	-	5,879	9,524
	02/26/2024	-	-	-	-	-		-	-	13,224	21,423
	02/26/2024	-	-	78,795	4.33	341,183	02/24/2029	-	-	-	-
	09/30/2023	-	-	-	-	-		-	-	3,015	4,884
	09/30/2023	-	-	-	-	-		-	-	87,500	141,750
	09/30/2023	-	-	11,804	10.49	123,827	09/28/2028	-	-	-	-
	06/19/2023	-	-	-	-	-		-	-	9,649	15,631
	06/16/2023	-	-	32,693	10.50	343,275	06/14/2028	-	-	-	-
	06/06/2023	28,572	-	-	-	-		-	-	-	-
	10/18/2022	-	-	-	-	-		-	-	52,083	84,374
	10/18/2022	-	-	-	-	-		-	-	52,083	84,374

Steven Wu	09/16/2024	-	-	-	-	-		-	-	470,725	762,575
Chief Operating Officer	01/02/2025	-	-	-	-	-		-	-	38,629	62,579

Scott Jolcover	01/02/2025	-	-	-	-	-		-	-	12,554	20,337
Chief Resource Officer	12/03/2024	-	-	11,987	4.29	51,423	12/31/2030	-	-	-	-
	10/04/2024	-	-	-	-	-		-	-	5,226	8,466
	04/06/2024	-	-	25,546	4.29	109,593	04/05/2029	-	-	-	-
	03/31/2024	-	-	-	-	-		-	-	2,643	4,282
	02/26/2024	-	-	-	-	-		-	-	3,963	6,420
	02/26/2024	-	-	19,658	4.29	84,334	02/24/2029	-	-	-	-
	09/30/2023	-	-	-	-	-		-	-	1,563	2,532
	09/30/2023	-	-	-	-	-		-	-	50,000	81,000
	09/30/2023	-	-	2,720	6.53	17,758	09/28/2028	-	-	-	-
	06/19/2023	-	-	-	-	-		-	-	3,908	6,331
	06/16/2023	-	-	4,769	6.60	31,474	06/14/2028	-	-	-	-
	10/18/2022	-	-	-	-	-		-	-	41,667	67,501

Note:

(1)	As Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert received multiple awards under the 2021 Retention Plan (“Retention Plan”) for his continued service. As of June 30, 2025, Mr. Melsert has 512,231 employment RSUs that vest quarterly over a four-year period and 275,219 share purchase warrants with a weighted average exercise price of $5.33 and expiration dates ending between June 2028 and December 2033.

(2)	As Chief Operating Officer, Steven Wu, received multiple awards under the Retention Plan for his continued service. As of June 30, 2025, Mr. Wu has 509,354 RSUs that vest quarterly over a four-year period.

(2)	As Chief Resource Officer, Scott Jolcover received multiple awards under the Retention Plan for his continued service. As of June 30, 2025, Mr. Jolcover has 37,234 RSUs that vest quarterly over a four-year period, and 121,524 share purchase warrants with a weighted average exercise price of $4.55 and expiration dates between June 2028 and December 2030.

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Employment Agreements

Ryan Melsert, Chief Executive Officer, Chief Technical Officer and Director

Pursuant to his offer letter dated October 9, 2024, as Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert is entitled to receive an annual salary of $425,000. Mr. Melsert is also eligible to receive performance-based bonuses tied to specific strategic milestones at 75% of his annual salary, $1,000,000 in RSUs and $3,000,000 in warrants with a five-year expiration and exercise price as calculated by Black-Scholes at the time of the grant. The performance-based bonuses will be pro-rated according to the specific weight of each milestone. Additionally, Mr. Melsert may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

If Mr. Melsert’s employment is terminated by the Company without cause or by Mr. Melsert for good reason, he will be entitled to accrued but unpaid salary, reimbursement for business expenses, and cash bonus compensation for any milestones that were achieved prior to the date of termination. The Company may also exercise the right for salary continuation in exchange for a non-compete arrangement. This can be terminated any time at the Company’s discretion. Mr. Melsert will forfeit any other form of compensation, including but not limited to equity compensation not already accrued or vested as of the date of termination. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the end of salary continuation or (ii) the expiry of such options or warrants term. In addition, Mr. Melsert will be entitled to an additional amount equal to twelve (12) months’ salary minus all applicable withholding taxes, and twelve (12) months of COBRA coverage.

If an Involuntary Termination occurs within 24 months following a Change in Control Mr. Melsert is entitled to: (a) an amount equal to twelve (12) months’ salary minus all applicable withholding taxes and (b) an amount equal to the amount of cash bonus paid in the event of termination without cause or for good reason by Mr. Melsert, as noted above. Further, (a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately, and (b) the Company will pay for twelve (12) months of COBRA coverage. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the date of termination or (ii) the expiration of such options or warrant’s term.

Steven Wu, Chief Operating Officer

Pursuant to his offer letter dated October 9, 2024, Mr. Wu, as Chief Operating Officer of the Company, became an at-will employee. Pursuant to the offer letter, Mr. Wu is entitled to receive an annual base salary of $300,000. In addition, Mr. Wu is eligible to receive a one-time signing bonus of restricted stock units equal to $500,000 divided by the 20-day trailing volume-weighted average price prior to prior to the Effective Date (August 25, 2024) of the agreement, subject to 4-year vesting schedule. Mr. Wu received 482,842 of restricted stock units for the one-time signing bonus. Additionally, subject to approval by the Board and upon achieving certain performance milestones, Mr. Wu is eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary and (ii) restricted stock units equal to $750,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, and $1,500,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes as of August 25, 2024.

Scott Jolcover, Chief Resource Officer

Pursuant to his offer letter dated October 9, 2024, as Chief Resource Officer, Scott Jolcover is entitled to receive an annual salary of $240,000. In addition, subject to approval by the Board, and upon achieving certain performance milestones, Mr. Jolcover is eligible to receive bonus equity compensation of (i) bonus cash set at 75% of his base salary; (ii) $300,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $500,000 worth of warrants with a three-year expiration of a quantity and exercise price as calculated by Black-Scholes. Mr. Jolcover’s bonus equity compensation awards will vest 1/12th quarterly beginning on the last quarter following the issuance of the award until fully vested. Additionally, Mr. Jolcover may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

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If Mr. Jolcover’s employment is terminated by the Company without cause or by Mr. Jolcover for good reason, he will be entitled to accrued but unpaid salary, reimbursement for business expenses, and cash bonus compensation for any milestones that were achieved prior to the date of termination. The Company may also exercise the right for salary continuation in exchange for a non-compete arrangement. This can be terminated any time at the Company’s discretion. Mr. Jolcover will forfeit any other form of compensation, including but not limited to equity compensation not already accrued or vested as of the date of termination. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the end of salary continuation or (ii) the expiry of such options or warrants term. In addition, Mr. Jolcover will be entitled to an additional amount equal to twelve (6) months of salary minus all applicable withholding taxes, and six (6) months of COBRA coverage.

If an Involuntary Termination occurs within 24 months following a Change in Control Mr. Jolcover is entitled to: (a) an amount equal to six (6) months’ salary minus all applicable withholding taxes and (b) an amount equal to the amount of cash bonus paid in the event of termination without cause or for good reason by the employee, as noted above. Further, (a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately, and (b) the Company will pay for six (6) months of COBRA coverage. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the date of termination or (ii) the expiration of such options or warrant’s term.

Jesse Deutsch, Interim Chief Financial Officer

On February 13, 2025, the Board of Directors of the Company appointed Jesse Deutsch to serve as Interim Chief Financial Officer of the Company, effective February 21, 2025. The Company entered into an offer letter with Mr. Deutsch, pursuant to which Mr. Deutsch is an at-will employee of the Company. Pursuant to the offer letter, Mr. Deutsch is entitled to receive an annual base salary of $280,000 and a one-time signing bonus of $25,000. Mr. Deutsch, 60, previously served as the Company’s Chief Financial Officer from May 22, 2023 to January 31, 2025. Mr. Deutsch is returning to the Company out of retirement following Mr. McGarry’s departure in order to serve as the Company’s Interim Chief Financial Officer while the Company conducts its search for his permanent replacement.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on a review of such reports and written information given to us by our directors and executive officers, we believe that all such required reports were filed on a timely basis under Section 16(a) for the fiscal year ended June 30, 2025, other than the Forms 4 filed on July 5, 2024, for Messrs. Jesse Deutsch, Scott Jolcover, Ryan Melsert, and Andres Meza, relating to the vesting of common stock and warrants on July 1, 2024, and a Form 4 filed by Ryan Melsert on May 5, 2025, relating to the vesting of common stock and warrants on April 30, 2025.

Incentive Compensation Recovery Policy

The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”) in compliance with the listing standards of Nasdaq. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures for the Company for each of the last two completed fiscal years The following provides pay versus performance information pursuant to the scaled disclosure rules applicable to smaller reporting companies. In determining the “compensation actually paid” (“CAP”) to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s calculation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in the SCT, as well as the adjusted amounts required to be reported in this section for the years ended June 30, 2025, 2024 and 2023.

Pay versus Performance Table

Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average SCT Total for non-PEO NEOs(2)	Average CAP for non-PEO NEOs(3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return	Net Income
2025	$1,598,997	$3,266,553	$624,940	$632,879	$5.35	$(46,765,428)
2024	$3,562,483	$(1,497,729)	$1,119,833	$(366,692)	$4.13	$(52,501,824)
2023	$3,378,855	$4,700,745	$1,358,851	$1,802,023	$38.12	$(22,191,140)

(1)	Our principal executive officer (“PEO”) for the fiscal years ended June 30, 2025, 2024 and 2023 was Mr. Melsert. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Melsert for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)	The non-PEO NEOs for the year ended June 30, 2025 and 2024 were Mr. Deutsch, Mr. Wu and Mr. Jolcover. The non-PEO NEOs for the year ended June 30, 2023 were Mr. Deutsch, Mr. Meza and Mr. Jolcover. The dollar amounts reported in this column are the amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(3)	The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEO and our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and our non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

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PEO SCT Total Compensation to CAP Reconciliation

	Fiscal Year	PEO or		To Calculate Executive CAP
Name	Ended June 30	Non-PEO NEO	SCT Total	Deducted(1)	Added(1)	CAP
Ryan Melsert	2025	PEO	$1,598,997	$(1,173,997)	$2,841,553	$3,266,553
Jesse Deutsch	2025	NEO	$421,326	$(104,776)	$-	$316,550
Steven Wu	2025	NEO	$942,485	$(630,110)	$743,657	$1,056,032
Scott Jolcover	2025	NEO	$511,008	$(189,108)	$204,156	$526,056

(1)	Added (or subtracted, as applicable) (i) the end of year fair value of stock awards granted during the year that were outstanding and unvested at the end of the year, (ii) the change from the end of the prior fiscal year to the end of the applicable year in the fair value of stock awards granted in any prior year that are outstanding and unvested at the end of the year, and (iii) the change in the fair value of stock awards from the end of the prior fiscal year to the vesting date for stock awards granted in any prior year that vested during the applicable year. All fair values were computed in accordance with FASB ASC Topic 718.

Relationship Between CAP and Financial Measures

There is an important timing difference to consider when comparing the SCT to CAP. The Company generally grants stock awards in the first quarter of its fiscal year, typically following the completion and filing of the Annual Report on Form 10-K for such year. The stock awards in a particular year, as reflected in the SCT, are typically based on the performance of the executive and the Company during the previous fiscal year, multiple years in the case of the fiscal year ended June 30, 2025. CAP measures the awards granted during the fiscal year at the end of the fiscal year, which may represent an increase or decrease in value based on the movement in stock price during the same period.

During fiscal 2025, the SCT included stock awards for the PEO and three NEOs that were associated with past performance, sign-on upon hire and current fiscal year milestones having been reached.

The following describes how each of the financial measures in the table above, across the period included, relate to the trends in CAP to the PEO and the other NEOs (excluding NEOs that were hired, or retired, during the periods, making them non-comparable between the periods):

●	Total Shareholder Return (TSR): TSR in 2025 is higher than in 2024 because shareholder value has compounded from 2024, and a higher ending share price in 2025 has resulted in greater shareholder return when measured against 2024.

●	Net Income: Net loss decreased by approximately 11% during the fiscal 2025 compared to fiscal 2024.

DIRECTOR COMPENSATION

2025 Director Compensation

In considering the Company’s need to attract and retain qualified directors and to ensure that the Company compensates non-employee directors in line with market practice, we regularly review our director compensation program. As described below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.

(1)	Annual Board Service Cash Retainer: $25,000

(2)	Additional Annual Equity Grant for Chairman of the Board: $120,000 in grant value in RSUs

(3)	Additional Annual Cash Retainers for Committee Chair Service: $15,000 for Audit, $10,000 for Compensation and $10,000 for Nominating

(4)	Annual Equity Grant: $150,000 in grant value in RSUs

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The amounts in the table below reflect the aggregate compensation received under each of the director compensation programs as in effect for 2025.

The following table sets forth certain information relating to the compensation for our non-employee directors for the last year:

Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended June 30, 2025:

Name and Principal Position (1)	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Elizabeth Lowery	35,000	-	199,050	-	-	-	-	234,050
Rick Fezell	-	-	393,199	-	-	-	-	393,199
Sherif Marakby (2)	25,000	-	199,050	-	-	-	-	224,050
Susan Yun Lee	35,000	-	149,899	-	-	-	-	184,899

(1)	Ryan Melsert, our Chief Executive Officer and member of the Board, is not included in this table as he is an employee. The compensation received by Mr. Melsert as an employee is disclosed in the section entitled “Executive Compensation – Summary Compensation Table” appearing elsewhere in this Proxy Statement.

(2)	On August 28, 2025, Sherif Marakby resigned from the Board, including as a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee, effective September 15, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, the Chair of the Corporate Governance and Nominating Committee or the Chair of the Audit Committee, as appropriate, is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The related person transactions disclosed in this Proxy Statement were each approved by the full Board or the Chair of the Corporate Governance and Nominating Committee or the Chair of the Audit Committee, as applicable.

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Interest of Certain Persons in Matters to be Acted Upon

Other than the Election of Directors Proposal, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2025 Annual Meeting as described in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 17, 2025, certain information with respect to the beneficial ownership of our voting stock by (i) each of our current directors and director nominees, (ii) each of our named executive officers, (iii) our directors, director nominees and executive officers as a group, and (iv) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Shares of common stock issuable upon conversion of convertible notes, exercise of options or warrants, or settlement of restricted stock units, or that may become issuable within 60 days of September 17, 2025, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Ryan Melsert	Common Stock	2,805,091	2.36%
Scott Jolcover	Common Stock	427,844	*
Steven Wu	Common Stock	365,996	*
Jesse Deutsch	Common Stock	19,048	*
Rick Fezell	Common Stock	385,197	*
Elizabeth Lowery	Common Stock	89,050	*
Susan Yun Lee	Common Stock	149,899	*
Sherif Marakby	Common Stock	199,050	*
Lavanya Balakrishnan	Common Stock	-	*
All directors and executive officers as a group (8 persons)	Common Stock	3,305,116	2.80%

* Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503.
(2)	Percentage of common stock is based on 118,046,888 shares of our common stock outstanding as of September 15, 2025.

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PROPOSAL NO. 2

AUDITOR RATIFICATION PROPOSAL

Overview

The Audit Committee of the Board (the “Audit Committee”) has selected KPMG LLC (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2026.

Our shareholders are being asked to ratify the appointment of KPMG. In the event that ratification of this selection of KPMG is not approved by the shareholders, we will reassess our selection of auditors. Representatives of KPMG are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed for professional services rendered to us KPMG for our fiscal year ended June 30, 2025 and 2024:

	Fiscal year ended June 30, 2025	Fiscal year ended June 30, 2024
Audit Fees (1)	$750,000	$717,276

(1)	Audit fees include primarily professional services rendered for the audits of the consolidated financial statements, the review of documents filed with the SEC, consents, and financial accounting and reporting consultations.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. Other fees are subject to pre-approval by the Audit Committee, or, in the period between meetings, by a designated member of the Board or Audit Committee. Any such approval by the designated member is disclosed to the entire Board at the next meeting. All fees that were incurred in fiscal year 2025 were pre-approved by the Audit Committee.

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Change in Accounting Firm

As previously reported on Current Report on Form 8-K, on January 4, 2024, the Company at the direction of the Board and upon the recommendation of the Audit Committee, dismissed Marcum as the Company’s independent registered public accounting firm. On January 4, 2024, at the direction of the Board and upon the recommendation of the Audit Committee, the Company approved the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending June 30, 2024. Marcum’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2023 and June 30, 2022, do not contain any adverse opinion or disclaimer of opinion, and they are not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended June 30, 2023 and June 30, 2022, and the subsequent interim period through January 4, 2024, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Marcum’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K, except concerning the material weaknesses in the Company’s internal control over financial reporting disclosed in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2022, December 31, 2022, March 31, 2023, and September 30, 2023, and reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal years ended June 30, 2023 and June 30, 2022.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022, and the subsequent interim period from July 2021 through January 4, 2024, the date of KPMG’s engagement, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required and Recommendation

In accordance with our articles of incorporation, as amended and Nevada law, approval and adoption of this Proposal 2 requires the affirmative vote of a majority of the votes cast of shares of common stock at the Annual Meeting. Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2: AUDITOR RATIFICATION PROPOSAL

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, Attn: Secretary, by registered, certified or express mail. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder proposal that is intended to be included in the proxy statement for our 2026 Annual Meeting of Shareholders in accordance with Rule 14a-8(e)(2) under the Exchange Act must be received by us at our principal executive offices no later than June 5, 2026, which is 120 calendar days prior to the anniversary of this year’s proxy distribution date. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain advance notice provisions requiring a shareholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Shareholders to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2026 Annual Meeting of Shareholders, any such proposal must be delivered to us at our principal executive offices not earlier than the close of business on the 120th day prior to the first anniversary of the of the preceding year’s annual meeting nor later than the close of business on the 90th day prior to the date that our proxy statement was released to our shareholders in connection with the previous year’s annual meeting of shareholders.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2026 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 14, 2026, which is 60 days prior to the anniversary of the 2025 Annual Meeting date.

If our 2026 Annual Meeting of Shareholders is subsequently advanced or delayed by more than 30 calendar days from the anniversary of the 2025 Annual Meeting, we intend to notify shareholders of such change and the new dates and deadlines referred to above.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgment of the persons acting as proxies.

By Order of the Board of Directors,

/s/ Ryan Melsert
Name:	Ryan Melsert
Title:	Chief Executive Officer

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